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                                                                    Exhibit 23.1

KPMG Peat Marwick LLP

     One Biscayne Tower             Telephone 305 358 2300  Telefax 305 577 0644
     Suite 2900
     2 South Biscayne Boulevard
     Miami, Florida 33131








                       Consent of Independent Auditors



The Board of Directors
2 Connect Express, Inc.:


We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Information" and "Experts" in the prospectus.









Miami, Florida
November 5, 1996